Exhibit 99.1

Press Contact:
Will Thoretz
+1 203 517 3119
will.thoretz@isg-one.com

Investor Contact:

David Berger

+1 203 517 3104

david.berger@isg-one.com

Information Services Group Announces

Second-Quarter 2020 Results

•	Reports second-quarter revenues of $57.4 million; adjusted EBITDA of $7.4 million, both exceeding guidance

•	Reports net income of $0.6 million; GAAP EPS of $0.01; adjusted EPS of $0.06

•	Delivers record quarterly cash flow from operating activities of $22 million; generates $47 million of cash flow from operating activities over the last twelve months

•	Reports quarter-end cash balance of $32 million

•	Reduces debt balance by a further 7%, or $6 million

•	Acquires intelligent automation firm Neuralify; fully merges it with ISG Automation

•	Sets third-quarter 2020 guidance: revenues of between $53 million and $55 million and adjusted EBITDA of between $6 million and $7 million

STAMFORD, Conn., August 10, 2020 ― Information Services Group (ISG) (Nasdaq: III), a leading global technology research and advisory firm, today announced financial results, highlighted by record cash flow from operations, for the second quarter ended June 30, 2020.

“We executed a solid second quarter, in a dynamic and unprecedented business environment, with exceptional talent and an unwavering commitment to serving clients during the pandemic,” said Michael P. Connors, chairman and CEO. “Our teams helped ensure the business continuity of our clients in a world evolving into all things digital and remote everything, as we prioritized the health and well-being of our people and continued to deliver on our financial commitments.

“Revenues, though down sequentially due to the pandemic, exceeded our expectations, and through our disciplined operational execution and higher-margin mix of products and services, our adjusted EBITDA more than doubled from the prior quarter and we generated a record $22 million of cash. This allows us to continue to invest in our business and our people,” Connors said.

In July, ISG acquired Neuralify, a market leader in intelligent automation enablement solutions and services and fully merged it into ISG’s pure-play automation business, ISG Automation, which offers a range of intelligent automation consulting, implementation and software services.

Commenting on market demand, Connors said, “We believe the pandemic, while disruptive in the near term, will ultimately accelerate our clients’ digital transformations during 2021 and result in growing business opportunities for ISG when we exit the global recession. Organizations that continue to build their digital capability will recover faster and emerge from this crisis stronger.”

Second-Quarter 2020 Results

Revenues for the second quarter were $57.4 million, compared with $67.3 million in the prior-year quarter, down 14 percent in constant currency and down 15 percent on a reported basis. Currency negatively impacted reported revenues by $0.7 million versus the prior year. Reported revenues were $31.6 million in the Americas, down 22 percent; $21.0 million in Europe, down 6 percent in constant currency and down 8 percent on a reported basis; and $4.8 million in Asia Pacific, up 19 percent in constant currency and up 13 percent on a reported basis. Reimbursable client travel costs were down $2.4 million, accounting for 400 basis points of the overall decline in revenue.

ISG reported second-quarter operating income of $3.5 million, up 7 percent compared with operating income of $3.3 million in the second quarter of 2019. Included in operating income for the second quarter of 2020 was $0.6 million in bad debt expense, reflecting the weakening credit position of some clients due to the pandemic. Net income for the quarter was $0.6 million, up 48 percent, compared with net income of $0.4 million in the year-ago quarter. Reported fully diluted income per share was $0.01, flat with the prior year.

Adjusted net income (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) for the second quarter was $2.9 million, or $0.06 per share on a fully diluted basis, compared with adjusted net income of $3.2 million, or $0.07 per share on a fully diluted basis, in the prior year’s second quarter.

Second-quarter 2020 adjusted EBITDA (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) was $7.4 million, more than double that of the first quarter, and compared with $8.1 million in last year’s second quarter. As with operating income, the previously discussed $0.6 million in bad debt expense negatively impacted adjusted EBITDA for the second quarter of 2020.

Other Financial and Operating Highlights

ISG’s cash balance totaled $31.6 million at June 30, 2020, an increase of $21.1 million or three times the level of the prior year, and up 81 percent versus $17.4 million at March 31, 2020. Cash Provided by Operating Activities was a record $22.4 million in the second quarter, and $27.0 million for the first half. Over the last twelve months, ISG has generated $46.8 million in Cash Provided by Operating Activities. ISG paid down $5.9 million of debt and repurchased $1.4 million in stock during the quarter. As of June 30, 2020, ISG had $80.9 million in debt outstanding, a decrease of 7 percent since December 2019.

2020 Third-Quarter Revenue and Adjusted EBITDA Guidance

“The coronavirus crisis continues to evolve globally and has created uncertainty for a number of our clients,” said Connors. “For the foreseeable future, we will continue to provide quarterly guidance and, for the third quarter, ISG is targeting revenues of between $53 million and $55 million and adjusted EBITDA of between $6 million and $7 million. We will continue to monitor the macroeconomic environment, including the uncertainties caused by the virus. ISG’s third-quarter 2020 business outlook reflects its assumptions, as of today, regarding the potential effect of the coronavirus pandemic. Some clients are delaying projects as they assess the short-term impacts of the virus, even as they are taking steps to shore up their digital operating capabilities and networks and reduce costs—areas of expertise that are right in our sweet spot.”

Conference Call

ISG has scheduled a call for 9 a.m., U.S. Eastern Time, Monday, August 10, 2020, to discuss the company’s second-quarter results. The call can be accessed by dialing 1-800-367-2403 or, for international callers, by dialing +1-334-777-6978. The access code is 8105163. A recording of the conference call will be accessible on ISG’s website (www.isg-one.com) for approximately four weeks following the call.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “target,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property or data and the intellectual property or data of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) outbreaks of diseases, including coronavirus, or similar public health threats or fear of such an event; and (14) engagements may be terminated, delayed or reduced in scope by clients. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three and six months ended June 30, 2020 and June 30, 2019. ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information. These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future. ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income before net income attributable to non-controlling interest, plus interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, change in contingent consideration, acquisition-related costs, severance, integration and other expense, and financing-related costs), adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation, foreign currency transaction gains/losses, change in contingent consideration, acquisition-related costs, severance, integration and other expense, financing-related costs, and write-off of deferred financing costs, on a tax-adjusted basis), adjusted net income as earnings per diluted share and selected financial data on a constant currency basis which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of year-over-year fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the Company’s performance. We calculate constant currency percentages by converting our current and prior-periods local currency financial results using the same point in time exchange rates and then compare the adjusted current and prior period results. This calculation may differ from similarly titled measures used by others and, accordingly, the constant currency presentation is not meant to be a substitution for recorded amounts presented in conformity with GAAP, nor should such amounts be considered in isolation.

Management believes this information facilitates comparison of underlying results over time. Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure. Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the forward-looking non-GAAP estimates contained herein to the corresponding GAAP measures is not being provided, due to the unreasonable efforts required to prepare it.

About ISG

ISG (Information Services Group) (Nasdaq: III) is a leading global technology research and advisory firm. A trusted business partner to more than 700 clients, including more than 75 of the world’s top 100 enterprises, ISG is committed to helping corporations, public sector organizations, and service and technology providers achieve operational excellence and faster growth. The firm specializes in digital transformation services, including automation, cloud and data analytics; sourcing advisory; managed governance and risk services; network carrier services; strategy and operations design; change management; market intelligence and technology research and analysis. Founded in 2006, and based in Stamford, Conn., ISG employs more than 1,300 digital-ready professionals operating in more than 20 countries—a global team known for its innovative thinking, market influence, deep industry and technology expertise, and world-class research and analytical capabilities based on the industry’s most comprehensive marketplace data. For more information, visit www.isg-one.com.

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Information Services Group, Inc.

Consolidated Statement of Comprehensive Income (Loss)

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues	$57,394	$67,328	$121,104	$132,119
Operating expenses
Direct costs and expenses for advisors	33,759	38,146	74,776	78,911
Selling, general and administrative	18,593	24,223	40,474	47,235
Depreciation and amortization	1,529	1,675	3,060	3,359
Operating income	3,513	3,284	2,794	2,614
Interest income	54	89	127	92
Interest expense	(819)	(1,602)	(2,203)	(3,165)
Foreign currency transaction (loss) gain	(82)	(18)	80	(35)

Income (loss) before taxes	2,666	1,753	798	(494)
Income tax provision (benefit)	2,054	1,339	1,545	(10)
Net income (loss)	$612	$414	$(747)	$(484)

Weighted average shares outstanding:
Basic	47,601	46,880	47,458	46,344
Diluted	48,962	47,401	47,458	46,344

Income (loss) per share:
Basic	$0.01	$0.01	$(0.02)	$(0.01)
Diluted	$0.01	$0.01	$(0.02)	$(0.01)

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income (loss)	$612	$414	$(747)	$(484)
Plus:
Interest expense (net of interest income)	765	1,513	2,076	3,073
Income taxes	2,054	1,339	1,545	(10)
Depreciation and amortization	1,529	1,675	3,060	3,359
Change in contingent consideration	-	-	-	30
Acquisition-related costs	201	(21)	250	7
Severance, integration and other expense	196	731	367	909
Financing-related costs	-	-	92	-
Foreign currency transaction loss (gain)	82	18	(80)	35
Non-cash stock compensation	1,966	2,384	4,385	4,694
Adjusted EBITDA	$7,405	$8,053	$10,948	$11,613

Net income (loss)	$612	$414	$(747)	$(484)
Plus:
Non-cash stock compensation	1,966	2,384	4,385	4,694
Intangible amortization	860	1,003	1,705	2,007
Change in contingent consideration	-	-	-	30
Acquisition-related costs	201	(21)	250	7
Severance, integration and other expense	196	731	367	909
Financing-related costs	-	-	92	-
Write-off of deferred financing costs	-	-	167	-
Foreign currency transaction loss (gain)	82	18	(80)	35
Tax effect (1)	(1,058)	(1,317)	(2,204)	(2,458)
Adjusted net income	$2,859	$3,212	$3,935	$4,740

Weighted average shares outstanding:
Basic	47,601	46,880	47,458	46,344
Diluted	48,962	47,401	47,458	46,344

Adjusted earnings per share:
Basic	$0.06	$0.07	$0.08	$0.10
Diluted	$0.06	$0.07	$0.08	$0.10

(1)	Marginal tax rate of 32.0% applied.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months			Three Months
	Three Months	Constant	Ended	Three Months	Constant	Ended
	Ended	currency	June 30, 2020	Ended	currency	June 30, 2019
	June 30, 2020	impact	Adjusted	June 30, 2019	impact	Adjusted
Revenue	$57,394	$210	$57,604	$67,328	$(468)	$66,860
Operating income	$3,513	$(160)	$3,353	$3,284	$64	$3,348
Adjusted EBITDA	$7,405	$(158)	$7,247	$8,053	$44	$8,097

			Six Months			Six Months
	Six Months	Constant	Ended	Six Months	Constant	Ended
	Ended	currency	June 30, 2020	Ended	currency	June 30, 2019
	June 30, 2020	impact	Adjusted	June 30, 2019	impact	Adjusted
Revenue	$121,104	$450	$121,554	$132,119	$(1,208)	$130,911
Operating income	$2,794	$156	$2,950	$2,614	$19	$2,633
Adjusted EBITDA	$10,948	$42	$10,990	$11,613	$(9)	$11,604